Exhibit 4.51

股权转让协议

Equity Transfer Agreement

甲方（转让方）：深圳卫安智能机器人科技有限公司

统一社会信用代码：91440300MA5FLJ9J9M

Party A (Transferor): Shenzhen GFAI Robot Technology Co., Limited

Unified Social Credit Code: 91440300MA5FLJ9J9M

乙方（受让方）：深圳市财富久久投资管理有限公司

统一社会信用代码：91440300350012263U

Party B (Transferee): Shenzhen Fortune Ever Investment Management Co., Ltd

Unified Social Credit Code: 91440300350012263U

甲、乙双方根据《中华人民共和 公司法》等法律、法规的规定，经友好协商，本着平等互利、诚实信用的原则，签订本股权转让协议，以资双方共同遵守。

Party A and Party B (collectively referred to as the “Parties”) enter into this Equity Transfer Agreement (the “Agreement”) in accordance with the Company Law of the People’s Republic of China and other applicable laws and regulations, based on the principles of equality, mutual benefit, and good faith, through friendly consultations.

除非本协议上下文另有要求或另有说明，本协议中出现的首字母大写术语应具有附录 A 赋予其的含义。

Capitalized terms used in this Agreement, unless otherwise expressed or required by context, shall have the meanings ascribed to them in Appendix A.

本协议项下的所有通知应按附录 B 所列的联系信息以书面形式送达 。送达标准以附录 B 约定为准 。

All notices under this Agreement shall be delivered in writing in accordance with the contact information set forth in Appendix B. The standards for service shall be governed by the provisions of Appendix B.

第1条 甲方的保证与声明

Article 1 Representations and Warranties of Party A

1.1 甲方保证所转让给乙方的股权是甲方在北京万家安全系统有限公司（以下简称”北京万家”）（统一社会信用代码：911101016000606649）的真实出资，是甲方合法拥有的股权，甲方拥有完全的处分权，转让股权未作任何质押或抵押。

1.1 Party A warrants that the equity to be transferred to Party B represents Party A’s actual capital contribution in Beijing Wanjia Security System Limited (“Beijing Wanjia”) (Unified Social Credit Code: 911101016000606649), is legally owned by Party A with full right of disposal, and is free from any pledge or encumbrance.

1.2 甲方保证对本协议及其附件承担保密义务，除非为履行本协议之义务和办理审批所需外，不以任何其他目的或形式使用或向第三方披露北京万家的任何保密信息资料。

1.2 Party A undertakes to maintain confidentiality regarding this Agreement and its annexes. Except as necessary for the performance of obligations under this Agreement or for obtaining required approvals, Party A shall not use or disclose to any third party any confidential information of Beijing Wanjia for any other purpose or in any other form.

第2条 乙方的保证与声明

Article 2 Representations and Warranties of Party B

2.1 乙方以出资额为限对北京万家承担责任。

2.1 Party B shall be liable to Beijing Wanjia to the extent of its capital contribution.

2.2 乙方承认并履行甲方与北京万家修改后的章程。

2.2 Party B acknowledges and agrees to perform the amended articles of association of Beijing Wanjia as agreed between Party A and Beijing Wanjia.

2.3 乙方保证按本协议所规定的条款和条件支付转让价款。

2.3 Party B warrants that it will pay the transfer consideration according to the terms and conditions stipulated in this Agreement.

2.4 乙方保证对本协议及其附件承担保密义务，除非为履行本协议之义务和办理审批所需外，不以任何其他目的或形式使用或向第三方披露北京万家的任何保密信息资料。

2.4 Party B undertakes to maintain confidentiality regarding this Agreement and its annexes. Except as necessary for the performance of obligations under this Agreement or for obtaining required approvals, Party B shall not use or disclose to any third party any confidential information of Beijing Wanjia for any other purpose or in any other form.

第3条 北京万家的基本信息

Article 3 Basic Information of Beijing Wanjia

北京万家系 1996 年 6 月 10 日在北京市东城区市场监督管理局登记设立的有限 责任公司。目前北京万家的股权结构如下：

Beijing Wanjia is a limited liability company established on June 10, 1996 and registered with the Dongcheng District Market Supervision Administration in Beijing. The current equity structure of Beijing Wanjia is as follows:

股东名称 Shareholder Name	认缴出资额 （万元） Subscribed Capital (10,000 CNY)	实缴出资额 （万元） Paid-in Capital (10,000 CNY)	出资方式 Contribution Method	出资比例 Shareholding Percentage
深圳卫安智能机器人科技有限公司 Shenzhen GFAI Robot Technology Co., Limited	3000	3000	货币 Monetary	100%

第4条 股权转让

Article 4 Equity Transfer

4.1 甲方同意将其所持有的北京万家 100%的股权转让给乙方。

4.1 Party A agrees to transfer 100% of its equity in Beijing Wanjia to Party B.

4.2 乙方同意受让甲方所持有的北京万家 100%的股权。

4.2 Party B agrees to acquire 100% of the equity in Beijing Wanjia held by Party A.

4.3 转让基准日：二零二五年 十二月二十五日。

4.3 Transfer Reference Date: December 25, 2025.

4.4 股权转让完成后，乙方成为北京万家的股东，享有相应股东权益并承担相应责任。

4.4 Upon completion of the equity transfer, Party B shall become a shareholder of Beijing Wanjia, entitled to corresponding shareholder rights and assuming corresponding responsibilities.

第5条 股权转让价格与付款方式

Article 5 Transfer Consideration and Payment Method

5.1 甲方同意将所持有的北京万家 100% 的股权以本协议附录 A 定义的转让价款 转让给乙方。双方确认，转让股权的所有权自交割日起正式转移至乙方。

5.1 Party A agrees to transfer 100% of its equity in Beijing Wanjia to Party B for the Transfer Consideration as defined in Appendix A of this Agreement. Both Parties confirm that the ownership of the Transferred Equity shall officially transfer to Party B as of the Closing Date.

5.2 本协议生效后三个营业日内，乙方应按前款规定的币种和金额将股权转让价款以银行转账方式一次过支付给甲方。

5.2 Within three (3) Business Days after the effective date of this Agreement, Party B shall pay the transfer consideration to Party A via bank transfer in the currency and amount specified above, in one installment.

5.3 尽管所有权已于交割日转移，甲方应促使北京万家在本协议签订之日起的七营业日内，向负责的市场监督管理部门办理本次股权转让的变更登记手续。乙方应对此提供必要的配合。变更登记日为交割日。

5.3 Notwithstanding the transfer of ownership on the Closing Date, Party A shall cause Beijing Wanjia to complete the registration procedures for the equity transfer with the relevant market supervision and administration authority within seven (7) Business Days after the Closing Date. Party B shall provide necessary cooperation for such procedures. The Registration Date is the Closing Date.

5.4 甲方特此指示并授权乙方将本协议项下的转让价款支付至甲方指定的以下第三方账户。乙方将款项全额汇入该账户即视为履行了其在本协议项下的全部支付义务：

5.4 Party A hereby instructs and authorizes Party B to pay the Transfer Consideration under this Agreement into the following third-party account designated by Party A. Party B shall be deemed to have fully performed all its payment obligations under this Agreement once the funds have been remitted in full into such account:

●	账户名称 Account Name: 卫安智能机器人服务（深圳）有限公司
●	开户银行 Bank Name: 招商银行股份有限公司深圳分行
●	银行账号 Account Number: 75595900941010

第6条 费用的负担

Article 6 Allocation of Costs and Expenses

6.1 因股权转让所产生的各项税费、变更登记产生的费用由 乙 方承担。

6.1 All taxes, fees, and expenses arising from the equity transfer and the change registration shall be borne by Party B.

第7条 协议的变更和解除

Article 7 Amendment and Termination of the Agreement

发生下列情况之一时，可变更或解除本协议：

This Agreement may be amended or terminated under any of the following circumstances:

7.1 因不可抗力或由于一方当事人虽无过失但无法防止的外因，致使本协议无法履行。

7.1 Force majeure or causes beyond any Party’s control despite no fault of its own, rendering the performance of this Agreement impossible.

7.2 一方当事人丧失实际履约能力。

7.2 Any Party loses its capacity to perform the Agreement.

7.3 由于一方违约，严重影响了另一方的经济利益，使协议履行成为不必要。

7.3 Due to any Party’s breach of contract, the economic interests of the other Party are severely affected, making the performance of the Agreement unnecessary.

7.4 因情况发生变化，当事人双方经过协商同意。

7.4 Changes in circumstances occur, and all Parties agree to amend or terminate through consultation.

7.5 协议中约定的其他变更或解除协议的情况出现。

7.5 Other circumstances for amendment or termination as stipulated in this Agreement occur.

第8条 违约责任

Article 8 Liability for Breach of Contract

8.1 如协议一方不履行或严重违反本协议的任何条款，违约方须赔偿守约方的一切经济损失。除协议另有规定外，守约方亦有权要求解除本协议及向违约方索取赔偿守约方因此蒙受的一切经济损失。

8.1 If a Party fails to perform or materially breaches any provision of this Agreement, the breaching Party shall compensate the non-breaching Party for all economic losses incurred. Unless otherwise stipulated, the non-breaching Party shall also have the right to terminate this Agreement and claim compensation from the breaching Party for all economic losses suffered as a result.

8.2 如果乙方未能按本协议第5.2条的规定按时支付股权转让价款，每延迟一个营业日，应按延迟部分价款的5%支付滞纳金。乙方向甲方支付滞纳金后，如果乙方的违约给甲方造成的损失超过滞纳金数额，或因乙方违约给甲方造成其他损害的，不影响甲方就超过部分或其他损害要求赔偿的权利。

8.2 If Party B fails to pay the transfer consideration on time as stipulated in Article 5.2, for each Business Day of delay, Party B shall pay a late fee of 5% of the delayed amount. Payment of the late fee shall not prejudice Party A’s right to claim additional compensation if the losses caused by Party B’s breach exceed the late fee amount, or to claim compensation for other damages caused by Party B’s breach.

第9条 争议解决

Article 9 Dispute Resolution

凡因履行本协议所发生的争议，甲、乙双方应友好协商解决，如协商不成，则任何一方均可提交 甲 方所在地有管辖权的人民法院诉讼解决。

Any dispute arising from the performance of this Agreement shall be resolved through friendly consultations among Party A and Party B. If consultation fails, any Party may submit the dispute to the competent people’s court in the location of Party A for litigation.

第10条 保密条款

Article 10 Confidentiality

10.1 除非本协议另有约定，各方应尽最大努力，对其因履行本协议而取得的所有有关对方的各种形式的任何商业信息、资料及/或文件内容等保密，包括本协议的任何内容及各方可能有的其他合作事项等。任何一方应限制其雇员、代理人、供应商等仅在为履行本协议义务所必需时方可接触上述保密信息。

10.1 Unless otherwise agreed herein, each Party shall use its best efforts to keep confidential all business information, materials, and/or documents obtained from other Parties in any form in connection with the performance of this Agreement, including any content of this Agreement and potential future cooperation matters. Each Party shall restrict its employees, agents, suppliers, etc., from accessing such confidential information only to the extent necessary for performing obligations under this Agreement.

10.2 任何一方有权就与对方进行股权交易的事实进行保密或公开披露。除非协议另有规定，任何一方在任何情况下均不得将对方的保密信息透漏给第三方。

10.2 Any Party has the right to keep confidential or publicly disclose the fact of the equity transaction with the other Party. Unless otherwise stipulated, no Party shall disclose the other Party’s confidential information to any third party under any circumstances.

10.3 上述限制规定不适用于：

10.3 The foregoing restrictions shall not apply to:

10.3.1 在披露时已成为公众一般可获取的资料和信息。

10.3.1 Information that is or becomes generally available to the public at the time of disclosure.

10.3.2 并非因接收方的过错在披露后已成为公众一般可获取的资料和信息。

10.3.2 Information that becomes generally available to the public after disclosure through no fault of the receiving Party.

10.3.3 接收方可以证明在披露前已经掌握，并且不是从其他方直接或间接取得的 资料。

10.3.3 Information that the receiving Party can prove was already in its possession prior to disclosure and was not obtained directly or indirectly from the other Party.

10.3.4 任何一方依照法律要求，有义务向有关政府部门披露，或任何一方因其正常经营所需，向其直接法律顾问和财务顾问披露上述保密信息。

10.3.4 Information that any Party is required to disclose to relevant government authorities by law, or information disclosed by any Party to its direct legal or financial advisors as necessary for its normal business operations.

10.4 任何一方违反上述约定的，责任方应向协议其他方支付相当于协议总金额1 0%的违约金，违约金不足以赔偿协议其他方损失的，应按协议其他方的实际损 失赔偿。

10.4 Any Party violating the above provisions shall pay the other Parties a penalty equivalent to 10% of the total agreement amount. If the penalty is insufficient to cover the losses of the other Parties, the breaching Party shall compensate for the actual losses incurred.

10.5 本保密条款具有独立性，不受本协议终止或解除的影响。

10.5 This confidentiality clause shall survive the termination or rescission of this Agreement.

第11条 协议的生效及其他

Article 11 Effectiveness and Miscellaneous

11.1 本协议经双方签字盖章后生效。

11.1 This Agreement shall become effective upon signature and sealing by all Parties.

11.2 本协议生效之日即为股权转让之日，北京万家据此更改股东名册、换发出资证明书，并向登记机关申请相关变更登记。

11.2 The effective date of this Agreement shall be deemed the date of the equity transfer. Beijing Wanjia shall accordingly update its register of shareholders, reissue capital contribution certificates, and apply for relevant change registration with the registration authority.

11.3 本协议一式 贰 份，甲、乙双方各持 壹 份，具有同等法律效力。

11.3 This Agreement is executed in two counterparts, with Party A and Party B each holding one counterpart. All counterparts shall have equal legal effect.

11.4 对本协议的任何变更必须经甲乙双方签署书面协议方才生效。

11.4 Any amendment to this Agreement shall be effective only upon execution of a written agreement by Party A and Party B.

11.5 本协议未尽事宜，由各方另行协商解决。

11.5 Matters not covered herein shall be resolved by the Parties through separate consultations.

11.6 本协议以中文及英文书就，两种文本具有同等法律效力。如中、英文本在解 释上存在任何歧义或不一致之处，应以中文文本的含义为准。

11.6 This Agreement is executed in both Chinese and English versions having equal legal validity. In the event of any ambiguity or discrepancy between the Chinese and English versions, the meaning of the Chinese version shall prevail.

（以下无正文）

(End of Text)

甲方：

Party A:

法定代表人或授权代表（签字）：

Legal Representative or Authorized Representative (Signature):

乙方：

Party B:

法定代表人或授权代表（签字）：

Legal Representative or Authorized Representative (Signature):

签订时间：___年___月___日

Execution Date:

签订地点： 深圳市福田区

Place of Execution: Futian District, Shenzhen

附录A - 定义

Appendix A - Definition

表述 Expression	定义 Definition
本协议 This Agreement	指甲方与乙方签署的本《股权转让协议》及其所有附录、附件、补充协议。 Refers to this “Equity Transfer Agreement” signed by Party A and Party B, including all appendices, annexes and supplementary agreements.
双方 / 各方 The Parties	指本协议下的甲方（深圳卫安智能机器人科技有限公司）与乙方（深圳市财富久久投资管理有限公司）。 Refers to Party A (Shenzhen GFAI Robot Technology Co., Limited) and Party B (Shenzhen Fortune Ever Investment Management Co., Ltd) under this Agreement.
中国 PRC

指中华人民共和国，就本协议之目的，不包括香港特 别行政区、澳门特别行政区及台湾地区。

Refers to the People’s Republic of China, which for the purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

营业日 Business Day

指中国境内银行对外开放营业的日期，不包括周六、周日及中国法律法规规定的法定节假日（但因中国政府调休要求而变为工作日的周六或周日应视为营业日）。

Refers to a day on which banks in the PRC are generally open for business, excluding Saturdays, Sundays, and statutory holidays as prescribed by PRC laws and regulations (provided that any Saturday or Sunday that is designated as a working day due to holiday swap arrangements by the PRC government shall be deemed a Business Day).

北京万家 Beijing Wanjia	指北京万家安全系统有限公司（统一社会信用代码：911101016000606649）。 Refers to Beijing Wanjia Security System Limited (Unified Social Credit Code: 911101016000606649).
转让股权 Transferred Equity	指甲方持有的北京万家 100% 的股权。 Refers to the 100% equity interest in Beijing Wanjia held by Party A.
转让价款	指乙方就受让转让股权而应向甲方支付的价款，即

Transfer Consideration	人民币 參拾伍万元（RMB 350,000）。 Refers to the amount payable by Party B to Party A for the Transferred Equity, being Renminbi Three Hundred and Fifty Thousand (RMB 350,000).
交割日 Closing Date

指本协议签署之日。自该日起，转让股权的所有权及与之相关的权利、义务和风险均由甲方转移至乙方。 Refers to the date of execution of this Agreement. From this date, the ownership of the Transferred Equity and all associated rights, obligations, and risks shall be transferred from Party A to Party B.

变更登记日 Registration Date	指就本次股权转让完成工商变更登记并取得换发营业执照之日。 Refers to the date on which the industrial and commercial registration for this equity transfer is completed and a new business license is issued.
人民币 RMB	指中国法定货币。 Refers to the legal currency of the PRC.

附录B - 通知

Appendix B - Notice

1. 根据本协议允许或要求提供的所有通知、请求、报告和其他通信应通过信件或 电子邮件的方式对书面通知进行有效送达。

1. All notices, requests, reports and other communications permitted or required to be given under this Agreement shall be deemed validly served by written notices via mails or electronic mails.

2. 做出或发出任何通知、函件或文件，如以邮寄或特快专递方式送达，应以回执上注明的日期为送达日期；如以电子邮件方式送达，则在所发出电子邮件已进入收件人邮箱服务器时为送达。

2. The date of service of any notice, communication or document given or issued shall be the date stated on the return receipt if served by post or courier or, if served by email, when the email sent has reached the recipient’s email server.

3. 除非一方收到另一方更改地址的书面通知，所有的通知和书面通讯应送至各方下述通讯地址：

3. Unless a Party receives written notice of a change of address from another Party, all notices and written communications shall be sent to the Parties’ mailing addresses as follows:

深圳卫安智能机器人科技有限公司

地址 Address：深圳市福田区沙头街道下沙社区滨河大道9289号京基滨河时代广 场北区A栋601

联系人 Contact Person： 王蕾

电话号码 Phone Number： +86 135 0966 7691

电子邮箱 Email Address： olivia.wang@guardforceai.com

深圳市财富久久投资管理有限公司

地址 Address：深圳市前海深港合作区南山街道梦海大道5033号前海卓越金融中心（一期）8号楼2306C2

联系人 Contact Person： 李振东

电话号码 Phone Number： +86 188 2029 1676

电子邮箱 Email Address：zdtouzi@163.com

附件：股权交割确认书

Annex: Equity Delivery Confirmation Letter

甲方（转让方）：深圳卫安智能机器人科技有限公司

统一社会信用代码：91440300MA5FLJ9J9M

Party A (Transferor): Shenzhen GFAI Robot Technology Co., Limited

Unified Social Credit Code: 91440300MA5FLJ9J9M

乙方（受让方）：深圳市财富久久投资管理有限公司

统一社会信用代码：91440300350012263U

Party B (Transferee): Shenzhen Fortune Ever Investment Management Co., Ltd

Unified Social Credit Code: 91440300350012263U

鉴于：甲乙双方已于 2025 年 12 月 25 日共同签署《股权转让协议》（下称”股权转让协议”），甲方向乙方转让其合法持有的北京万家 100%的股权。为明确股权交割的具体情况，双方现签订本交割确认书。

Whereas: Party A and Party B have jointly executed the Equity Transfer Agreement (the “Equity Transfer Agreement”) on December 25, 2025, concerning the transfer by Party A to Party B of 100% of the equity legally held by Party A in Beijing Wanjia. To clarify the specifics of the equity delivery, the Parties hereby execute this Delivery Confirmation.

1. 各方确认，交割日为2026年1月 9 日。自交割日起，乙方即成为转让股权的所有者，享有并承担与转让股权有关的一切权利和义务，甲方不再享有与转让股权有关的任何权利，也不承担与转让股权有关的任何义务和责任。

1. The Parties confirm that the Closing Date is January 9, 2026. From the Closing Date onward, Party B shall become the owner of the Transferred Equity, entitled to all rights and assuming all obligations related thereto, while Party A shall no longer enjoy any rights or bear any obligations or liabilities related to the Transferred Equity.

2. 甲乙双方一致确认，截至交割日，甲方所认缴的转让股权所对应的出资已经全部实缴到位，并已由甲方足额缴纳完毕。

2. Party A and Party B mutually confirm that, as of the Closing Date, the capital contribution corresponding to the Transferred Equity subscribed by Party A has been fully paid up and duly completed by Party A.

3. 甲方应当在本交割确认书签署之日起七个营业日内，将北京万家自成立以来的财务账薄、财务会计报告、股东会会议记录、董事会会议决议、监事会会议决议等公司文件资料移交给乙方。

3. Party A shall, within 7 Business Days from the execution date of this Delivery Confirmation, deliver to Party B all company documents and materials of Beijing Wanjia since its establishment, including financial accounts, financial accounting reports, minutes of shareholders’ meetings, resolutions of board meetings, and resolutions of supervisory board meetings.

4. 甲方应当在本交割确认书签署之日起七个营业日内，将记载股权转让的股东名册、出资证明书等法律文件交付给乙方。

4. Party A shall, within 7 Business Days from the execution date of this Delivery Confirmation, deliver to Party B the legal documents evidencing the equity transfer, such as the updated register of shareholders and capital contribution certificates.

5. 各方一致确认，截至交割日，甲方未通过北京万家进行任何形式的对外借款、抵押、担保、承诺；北京万家也未发生拖欠职工工资、集资款、保险费、税费等情形。

5. The Parties mutually confirm that, as of the Closing Date, Party A has not engaged in any form of external borrowing, mortgage, guarantee, or commitment through Beijing Wanjia; and Beijing Wanjia has not incurred any arrears in employee wages, fundraising funds, insurance premiums, taxes, or fees.

6. 除非另有说明，本确认书中的用语与股权转让协议中的相应词语定义具有相同含义。

6. Unless otherwise specified, the terms used in this Confirmation Letter shall have the same meanings as defined in the corresponding terms of the Equity Transfer Agreement.

甲方：

Party A:

乙方：

Party B:

签署日期： 年 月 日

Execution Date: